Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Johnny Jordan, Chief Executive Officer of Royale Energy, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to his knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 28, 2026

By:	/s/ Johnny Jordan
Johnny Jordan, Chief Executive Officer